UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2025

FIVE POINT HOLDINGS, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 FivePoint, 4th Floor, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares	FPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 21, 2025, Five Point Operating Company, LP (the “Operating Company”), through which Five Point Holdings, LLC (the “Company”) owns all of its assets and conducts all of its operations, entered into (i) a Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”), with Zions Bancorporation, N.A. dba California Bank & Trust, as administrative agent and as a lender, and JPMorgan Chase Bank, N.A., CIBC Bank USA, Banc of California, and Comerica Bank, as lenders, and (ii) a Second Amended and Restated Credit Agreement (the “Second A&R Credit Agreement”), with Zions Bancorporation, N.A. dba California Bank & Trust, as administrative agent and as a lender, and JPMorgan Chase Bank, N.A., CIBC Bank USA, Banc of California, and Comerica Bank, as lenders.

The Second Amendment and the Second A&R Credit Agreement amend and restate the Operating Company’s senior unsecured revolving credit facility (as amended and restated, the “Revolving Credit Facility”). The Second A&R Credit Agreement, among other things, (i) increases the aggregate commitments under the Revolving Credit Facility from $125 million to $217.5 million, (ii) provides the ability to further increase the commitments up to $300 million, subject to the approval of the administrative agent and lenders, and (iii) extends the maturity date of the facility from July 2027 to July 2029, with one option to extend the maturity date by an additional year, subject to the satisfaction of certain conditions, including the approval of the administrative agent and lenders.

Any borrowings under the Revolving Credit Facility will bear interest at CME Term SOFR 1 month, plus a margin of either 2.25% or 2.50% based on the Operating Company’s leverage ratio. As of the date of the Second A&R Credit Agreement, no borrowings or letters of credit were outstanding on the Operating Company’s Revolving Credit Facility.

The foregoing descriptions of the Second Amendment and the Second A&R Credit Agreement are qualified in their entirety by reference to the full text of such Second Amendment and Second A&R Credit Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of October 21, 2025, by and among Five Point Operating Company, LP, Zions Bancorporation, N.A. dba California Bank & Trust, as administrative agent and as a lender, and JPMorgan Chase Bank, N.A., CIBC Bank USA, Banc of California, and Comerica Bank, as lenders.

10.2	Second Amended and Restated Credit Agreement, dated as of October 21, 2025, by and among Five Point Operating Company, LP, Zions Bancorporation, N.A. dba California Bank & Trust, as administrative agent and as a lender, and JPMorgan Chase Bank, N.A., CIBC Bank USA, Banc of California, and Comerica Bank, as lenders.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIVE POINT HOLDINGS, LLC

Date: October 23, 2025	By:	/s/ Michael Alvarado
	Name:	Michael Alvarado
	Title:	Chief Operating Officer, Chief Legal Officer and Vice President